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                                  EXHIBIT 10.54


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                                 AMENDMENT NO. 4

         Amendment No. 4 (this "Amendment"), dated as of October 3, 1996, to the Credit Agreement, dated as of May 4, 1995, by and among International Post Limited, the Lenders party thereto, and The Bank of New York, as the Issuer and as the Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

                                    RECITALS

         I. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         II. The Borrower and the Agent wish to amend the Credit Agreement upon the terms, and subject to the conditions, herein contained.

         Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Agent hereby agree as follows:

         1. The definition "Applicable Margin" contained in Section 1.1(b) of the Credit Agreement is amended as follows:

             (a) The grid contained in such definition is amended and restated in its entirety as follows:

Whenever the Leverage                    Non-Acquisition   Acquisition
   Ratio is:                     ABR       Eurodollar       Eurodollar    LC Fee
----------------------------    ------   ---------------   -----------    ------
Greater than 2.00               0.375%       1.750%           1.875%      1.750%

Greater than or equal to
1.00 less than equal to 2.00    0.125%       1.500%           1.625%      1.500%

Less than  1.00                 0.125%       1.250%           1.375%      1.250%

             (b) Clause (d) of such definition is amended by inserting the phrase "or if at any time from and after October 3, 1996 and prior to the date, if any, upon which the Fixed Charge Coverage Ratio shall be less than 1.50:1.00" immediately after the reference to Section 7.7(d) contained in such clause.

         2. Section 1.1 of the Credit Agreement is amended by adding the following definition in the appropriate alphabetical order:

             "Pro-forma Operating Lease Obligation": at any time with respect to any Person, any obligation or liability of such Person at such time or at any time thereafter, as lessee under any lease, which in accordance with GAAP is not required to be capitalized on the balance sheet of such Person.

         3. Section 7.12 of the Credit Agreement is amended and restated in its entirety as follows:

             7.12 Fixed Charge Coverage Ratio

                   At each fiscal quarter end occurring during each period set forth below, have a Fixed Charge Coverage Ratio greater than or equal to the ratio set forth adjacent to such period:

                     Period                                     Ratio
      -----------------------------------------------         ---------
      July 31, 1996 through October 30, 1996                  1.10:1.00
      October 31, 1996 through January  31,  1997             1.15:1.00
      February  1,  1997  through  July 31,  1997             1.25:1.00
      August 1, 1997 and thereafter                           1.50:1.00

         4. Section 7.7(b) is amended by (a) deleting the terms "8.6 and 8.7" contained therein, and (b) inserting the terms "8.6, 8.7 and 8.14" in their place.

         5. Section 8 of the Credit Agreement is amended by adding the following Section at the end thereof:

             8.14 Pro-forma Operating Lease Obligations

                   At any time, create, incur, assume or suffer to exist any Pro-forma Operating Lease Obligation, or permit any Subsidiary so to do, except any one or more of the following Pro-forma Operating Lease Obligations:

                   (a) Pro-forma Operating Lease Obligations of the Borrower and the Subsidiaries in respect of leases for property, plant and equipment entered into to enable the Borrower and the Subsidiaries to satisfy their respective obligations and liabilities under service contracts, provided that (i) each such service contract is entered into with a third party and (A) such third party is an investment grade credit, or (B) all of the obligations and liabilities of such third party under such service contract are supported by one or more letters of credit, in each case issued by a financial institution having capital and undivided surplus of not less than $500,000,000, and (ii) each such lease shall expire on or prior to the expiration of the corresponding service contract.

                   (b) Pro-forma Operating Lease Obligations of the Borrower and the Subsidiaries in respect of leases for real property, and

                   (c) other Pro-forma Operating Lease Obligations of the Borrower and the Subsidiaries, provided that the aggregate amount of all such Pro-forma Operating Lease Obligations shall at no time exceed $4,000,000 on a Consolidated basis.

         6. Paragraphs 1 - 5 of this Amendment shall not be effective until such date as each of the following conditions shall have been satisfied:

             (a) The Required Lenders shall have consented to the execution and delivery hereof by the Agent.

             (b) The Borrower shall have paid to the Agent, for the pro rata account of the Lenders, an amendment fee in the sum of $35,000.

             (c) All legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to Special Counsel.

         7. The Borrower hereby (a) reaffirms and admits the validity and enforceability of all the Loan Documents and its obligations thereunder, (b) agrees and admits that it has no valid defenses to or offsets against any such obligation, (c) represents and warrants that no Default or Event of Default has occurred or is continuing, and (d) agrees to pay the reasonable fees and disbursements of Special Counsel to the Agent incurred in connection with the preparation, negotiation and closing of this Amendment, and (e) represents and warrants that each of the representations and warranties made by it in the Loan Documents is true and correct with the same effect as though such representation and warranty had been made on the date hereof.

         8. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document contained herein shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

         9. This Amendment may be executed in any number of counterparts all of which, taken together, shall constitute one Amendment. In making proof of this Amendment, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

         10. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


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         AS EVIDENCE  of the  agreement  by the parties  hereto to the terms and conditions herein contained, each such party has caused this Amendment to be duly executed on its behalf.

                                            THE BANK OF NEW YORK,
                                                as the Agent


                                            By: /s/ RONALD R. PAGOTO
                                            Name:  Ronald R. Pagoto
                                            Title: Vice President

                                            INTERNATIONAL POST LIMITED

                                           By:  /s/ JEFFREY J. KAPLAN
                                           Name:  Jeffrey J. Kaplan
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

Each of the following hereby acknowledges and consents to the execution and delivery of this Amendment by the Agent:

THE BANK OF NEW YORK,
    Individually and as the Issuer

 By: /s/ RONALD R. PAGOTO
 Name:  Ronald R. Pagoto
 Title: Vice President


FLEET BANK, N.A. (formerly known as
NatWest Bank N.A.)

By: /s/ THOMAS J. LEVY
Name:  Thomas J. Levy
Title: Vice President


KEY BANK OF NEW YORK

By: /s/ BRENDAN SACHTJEN
Name:  Brendan Sachtjen
Title: Vice President